Exhibit 25.3

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Alison D.B. Nadeau
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6553
(Name, address and telephone number of agent for service)

AMR Corporation	American Airlines, Inc.
(Issuer with respect to the Securities)

Delaware	Delaware

(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization
75-1825172	13-1502798

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

P.O. Box 619616	P.O. Box 619616
Dallas/Ft. Worth Airport, TX	Dallas/Ft. Worth Airport, TX

(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

75261-9616	75261-9616

(Zip Code)	(Zip Code)
Pass-Through Certificates
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 10th of August, 2006.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 10, 2006

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2006
($000’s)

3/31/2006
Assets
Cash and Due From Depository Institutions	$7,050,967
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135,184,791
Fixed Assets	1,737,385
Intangible Assets	11,754,046
Other Assets	10,882,988

Total Assets	$208,940,312

Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	0
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Acceptances	0
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284

Total Liabilities	$187,332,276

Equity
Minority Interest in Subsidiaries	$1,029,155
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,756,641

Total Equity Capital	$21,608,036

Total Liabilities and Equity Capital	$208,940,312

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association
By: /s/ Alison D.B. Nadeau
             Alison D.B. Nadeau
             Vice President
Date: August 10, 2006

5